EXHIBIT 23.4


                  [Letterhead of Donald & Co. Securities Inc.]



                     CONSENT OF DONALD & CO. SECURITIES INC.



         We consent to the inclusion in this Registration Statement on Form S-4 filed by Sentry Technology Corporation of our opinions to Knogo North America Inc. dated as of October 10, 1996 and January , 1997, respectively. We also consent to the reference to our firm under the caption "THE MERGER--Fairness Opinions--Opinion of Knogo's Investment Banker."



                                                  DONALD & CO. SECURITIES INC.


                                                  By: /s/ Stephen A. Blum
                                                     --------------------
                                                     Stephen A. Blum, President


New York, New York
January 21, 1997